Exhibit 16

September 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir /Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated September 25, 2002 of Clean Water Technologies, Inc. & Subsidiaries filed with the Securities and Exchange Commission and are in agreement with the statements contained in(a)(ii), (a)(iv), (a)(v) and (a)(vi).

Very truly yours,

/s/ Acquavella, Chiarelli & Schuster & Co., LLP.

cc:  Laurie C. Scala
     President
     Clean Water Technologies, Inc. & Subsidiaries